Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Strategic Communications	KCSA Strategic Communications
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

AUTHENTIDATE ANNOUNCES STOCK LISTING TRANSFER FROM

NASDAQ GLOBAL MARKET TO NASDAQ CAPITAL MARKET

BERKELEY HEIGHTS, NJ, June 12, 2008 – Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure workflow management software and web-based services, announced that it received approval from the NASDAQ Listing Qualifications Staff to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market. The transfer is effective as of the Market opening on Friday, June 13, 2008.

The NASDAQ Capital Market is one of the three market tier designations for NASDAQ-listed stocks and operates in substantially the same manner as the NASDAQ Global Market. Authentidate’s trading symbol will remain “ADAT” and trading of the company’s stock will be largely unaffected by this change. Securities listed on the NASDAQ Capital Market must satisfy all applicable qualification requirements for NASDAQ securities and all companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

The listing transfer is part of the company’s action taken in response to a letter received from NASDAQ in December 2007 regarding Authentidate’s non-compliance with Marketplace Rule 4405(a)(5), which requires listed companies to maintain a minimum bid price of $1.00 per share. Once Authentidate’s securities are transferred to the NASDAQ Capital Market, it will have an additional 180 calendar days, or until December 12, 2008, to regain compliance with NASDAQ’s minimum bid price requirement of $1.00 per share.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure workflow management software and web-based services. The company’s automated and trusted workflow solutions enable enterprises and office professionals to employ rules-based electronic forms, intelligent routing and transaction management, electronic signing, content authentication, identity credentialing and verification and web and fax based communication capabilities. Customer benefits from the company’s offerings include reduced costs, improved productivity and service levels, automated audit trails, enhanced compliance with regulatory requirements and the reduction of paper-based processes. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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